SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                              --------------------

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(D) of The

                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 29, 1999

                              CONCORD FABRICS INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Delaware                     I-5960                 13-5673758
----------------------------         ------------         ----------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)

1359 Broadway, New York New York                                    10018
--------------------------------                                  ----------
  (Address of Principal                                           (Zip Code)
    Executive Offices)

Registrant's telephone number, including area code (212) 760-0300

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

            On July 29,1999, Alvin Weinstein, Chairman of the Board of Concord Fabrics Inc. (the "Company"), Joan Weinstein, Secretary of the Company and wife of Alvin Weinstein, David Weinstein, President of the Company's Concord House Division and son of Alvin and Joan Weinstein, Jonathan Weinstein, son of Alvin and Joan Weinstein, Peter Weinstein, son of Alvin and Joan Weinstein, and Earl Kramer, President of the Company, contributed all of their shares of Class A Common Stock, par value $.50 per share ("Class A Shares"), and Class B Common Stock, par value $.50 per share ("Class B Shares"; together with the Class A Shares, the "Common Stock"), of the Company to Concord Merger Corp. ("Merger Corp.") in exchange for shares of Merger Corp. Merger Corp., therefore, now owns approximately 54% of the currently issued and outstanding Class A Shares and 77% of the currently issued and outstanding Class B Shares and, consequently, controls the Company.

            The transactions are described in an Amended and Restated Agreement and Plan of Merger, dated August 4, 1999 (the "Merger Agreement"), which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 7 Exhibits.

(a)   Exhibits.

            1. Amended and Restated Agreement and Plan of Merger between Concord Fabrics Inc. and Concord Merger Corp., dated August 4, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CONCORD FABRICS INC.


                                         By: /s/ Alvin Weinstein
                                             ---------------------------------
                                             Alvin Weinstein
                                             Chairman of the Board of
                                             Directors

Date: August 20, 1999